Exhibit 99.1

       The DIRECTV Group Announces Second Quarter 2007 Results

    DIRECTV Group Revenues Increase 17% to over $4.1 Billion

    -- DIRECTV U.S. Revenues Increase 12% to $3.7 Billion Fueled by Average Monthly Revenue Per Subscriber (ARPU) Growth of 6.8% to $76.43

    --  DIRECTV Latin America Revenues More Than Double to $409
        Million

    DIRECTV Group Operating Profit Before Depreciation and
Amortization Increases 16% to over $1.1 Billion

    --  DIRECTV U.S. Generates 9% Growth to $1.1 Billion

    --  DIRECTV Latin America up Threefold to $95 Million

    Strong Demand Drives Subscriber Growth and Lower Churn

    -- DIRECTV U.S. Adds 128,000 Net Subscribers Driven by Higher Gross Additions of 900,000 and Lower Monthly Churn of 1.58%

    -- DIRECTV Latin America Attains Strong Net Subscriber Additions of 141,000 Propelled by Higher Gross Additions of 260,000 and Lower Monthly Churn of 1.38%

    Board of Directors Authorizes Share Repurchase of up to $1.0
Billion

    --  Prior $1 Billion Share Repurchase Program Completed in Early
        August 2007

    Business Editors

    EL SEGUNDO, Calif.--(BUSINESS WIRE)--Aug. 9, 2007--The DIRECTV Group, Inc. (NYSE:DTV) today reported that second quarter revenues increased 17% to $4.14 billion and operating profit before depreciation and amortization(1) increased 16% to $1.13 billion compared to last year's second quarter. The DIRECTV Group reported that second quarter 2007 operating profit of $740 million and net income of $448 million were relatively unchanged from last year's second quarter. Earnings per share were $0.37 compared with $0.36 in the same period last year. In addition, DIRECTV's Board of Directors has authorized up to a $1.0 billion share repurchase program. DIRECTV expects these repurchases to occur from time to time, in the open market or in private transactions, subject to market conditions.

    "The DIRECTV Group's second quarter results highlight the financial and operating strengths of our businesses in both the United States and Latin America. Looking first at the quarterly results for DIRECTV U.S., in many ways they reflect the growing demand for advanced services by our customers," said Chase Carey, president and CEO of The DIRECTV Group, Inc. "Strong revenue growth of 12% to over $3.7 billion was fueled by a nearly 7% increase in ARPU to $76.43 due in large part to approximately 50% more high definition (HD) and digital video recorder (DVR) customers in the quarter. This increase in customer demand for advanced services also contributed to the higher gross additions of 900,000 and lower monthly churn rate of 1.58%, resulting in net subscriber additions of 128,000 for DIRECTV U.S. in the quarter."

    Carey continued, "The strong revenue growth drove the increase in DIRECTV U.S. operating profit before depreciation and amortization to $1.06 billion. In addition, upgrade and acquisition costs, including capitalized equipment, were higher than the prior year due to the increased number of customers adding HD and DVR services, as well as converting to our MPEG-4 HD equipment. It's important to highlight that households with HD and/or DVR services generate superior financial returns due to the significantly greater cash flows compared to homes without these services."

    "Second quarter results were also very strong in our DIRECTV Latin America businesses where we attained significantly higher net subscriber additions of 141,000 driven by strong gross additions of 260,000 and a large reduction in the monthly churn rate to 1.38%. In addition, revenues in the region more than doubled to $409 million and operating profit before depreciation and amortization was up threefold to $95 million primarily due to strong subscriber growth and the merger with Sky Brazil which was completed in the second half of last year."

    Carey added, "In light of the rapidly growing demand for advanced services in the United States, it is particularly exciting to look ahead a couple of months when we leapfrog the competition by offering up to 100 national HD channels. We believe our HD line-up will provide DIRECTV U.S. with a significant competitive advantage in the rapidly growing market for HD television. Consumers are passionate about HD and DIRECTV will be the clear choice for anyone looking for the best HD television experience."

    THE DIRECTV GROUP'S OPERATIONAL REVIEW



The DIRECTV Group                        Three Months     Six Months
Dollars in Millions except Earnings     Ended June 30,  Ended June 30,
                                        --------------- --------------
per Common Share                         2007    2006    2007    2006
--------------------------------------- ------- ------- ------- ------
Revenues                                 $4,135  $3,520  $8,043 $6,906
--------------------------------------- ------- ------- ------- ------
Operating Profit Before Depreciation
 and Amortization(1)                      1,133     976   2,063  1,581
--------------------------------------- ------- ------- ------- ------
Operating Profit                            740     741   1,303  1,133
--------------------------------------- ------- ------- ------- ------
Net Income                                  448     459     784    694
--------------------------------------- ------- ------- ------- ------
Earnings Per Common Share ($)              0.37    0.36    0.64   0.53
--------------------------------------- ------- ------- ------- ------
Capital Expenditures and Cash Flow
--------------------------------------- ------- ------- ------- ------
Cash Paid for DIRECTV U.S. Subscriber
 Leased Equipment - Acquisitions,
 Upgrade and Retention                      335     253     741    339
--------------------------------------- ------- ------- ------- ------
Cash Paid for Property, Equipment and
 Satellites                                 321     210     605    395
--------------------------------------- ------- ------- ------- ------
Cash Flow Before Interest and Taxes(2)      305     400     653    585
--------------------------------------- ------- ------- ------- ------
Free Cash Flow(3)                           201     397     510    566
--------------------------------------- ------- ------- ------- ------


    Second Quarter Review

    In the second quarter of 2007, The DIRECTV Group's revenues of $4.14 billion increased 17% over the same period last year principally due to strong growth in average revenue per subscriber (ARPU) and a larger subscriber base at DIRECTV U.S., as well as the consolidation of Sky Brazil's financial results due to the completion of the merger with DIRECTV Brazil on August 23, 2006.

    The 16% increase in operating profit before depreciation and amortization to $1.13 billion was primarily due to the gross profit associated with the higher revenues discussed above and a $25 million gain from the settlement of several hurricane related insurance claims, partially offset by higher upgrade and acquisition costs at DIRECTV U.S. primarily related to the increased number of new and existing customers adding HD and DVR services. Operating profit of $740 million and net income of $448 million were relatively unchanged with the second quarter of last year as the higher operating profit before depreciation and amortization was offset by higher depreciation and amortization primarily from increased capitalization of customer equipment under the DIRECTV U.S. lease program, as well as the consolidation of Sky Brazil.

    Cash flow before interest and taxes(2) and free cash flow(3) declined to $305 million and $201 million, respectively, primarily due to an increase in capital expenditures. The higher capital expenditures were primarily at DIRECTV U.S. related to an increase in the number of new and existing customers leasing HD and DVR equipment, as well as higher infrastructure costs associated with the implementation and rollout of additional HD programming. Also contributing to the increase in capital expenditures was the consolidation of the Sky Brazil business. In addition, free cash flow was impacted by tax payments made in the second quarter of 2007 compared to tax refunds in the prior period. The quarter also included share repurchases of $596 million.

    Year-to-Date Review

    In the first six months of 2007, The DIRECTV Group's revenues of $8.04 billion increased 16% over the same period in the prior year principally due to strong ARPU growth and a larger subscriber base at DIRECTV U.S., as well as the consolidation of Sky Brazil's financial results.

    Operating profit before depreciation and amortization in the first half of 2007 of $2.06 billion increased 30% compared with the first half of 2006 due to the higher gross profit associated with the higher revenues and the capitalization of customer equipment under the lease program implemented in March 2006 at DIRECTV U.S., as well as the consolidation of Sky Brazil's results. Also impacting the comparison was a $57 million gain recorded in the first quarter of 2006 for the completion of DIRECTV Latin America's Sky Mexico transactions. Operating profit of $1.30 billion through June 2007 increased 15% compared with the same period in 2006 as the higher operating profit before depreciation and amortization was partially offset by higher depreciation and amortization resulting primarily from the increased capitalization of customer equipment under the DIRECTV U.S. lease program, as well as the consolidation of Sky Brazil.

    Net income increased 13% to $784 million in the first six months of 2007 primarily due to the changes in operating profit discussed above partially offset by higher income tax expense in the most recent period associated with the higher pre-tax income.

    Cash flow before interest and taxes increased to $653 million in the first half of 2007 mostly due to the higher operating profit before depreciation and amortization partially offset by increased capital expenditures. Capital expenditures were higher primarily at DIRECTV U.S. due to the implementation of the equipment lease program in March 2006, higher costs for the increased number of new and existing customers adding HD and DVR services, and greater infrastructure costs associated with the rollout of additional HD programming. In addition, free cash flow declined to $510 million primarily due to tax payments made in the first half of 2007 compared to tax refunds in the prior period. Other uses of cash in the first half of 2007 were for share repurchases of $697 million, the purchase of Darlene's interest in DIRECTV Latin America for $325 million and the repayment of $210 million of outstanding debt at Sky Brazil.

    SEGMENT FINANCIAL REVIEW

    DIRECTV U.S. Segment

    Second Quarter Review

    Gross subscriber additions increased to 900,000 and average monthly churn declined to 1.58% primarily due to increased sales of HD and DVR services. As a result, net subscribers increased to 128,000 in the quarter bringing the total number of DIRECTV U.S. subscribers as of June 30, 2007 to 16.32 million, an increase of 5% over the 15.51 million subscribers reported on June 30, 2006.

    In the quarter, DIRECTV U.S. revenues increased 12% to $3.73 billion due to strong ARPU growth and the larger subscriber base. ARPU of $76.43 increased 6.8% compared to last year principally due to programming package price increases and higher HD, lease and DVR fees.



                                        Three Months     Six Months
DIRECTV U.S.                           Ended June 30,  Ended June 30,
                                       --------------- ---------------
Dollars in Millions except ARPU         2007    2006    2007    2006
-------------------------------------- ------- ------- ------- -------
Revenue                                $3,726  $3,319  $7,265  $6,512
-------------------------------------- ------- ------- ------- -------
Average Monthly Revenue per Subscriber
 (ARPU) ($)                             76.43   71.59   74.96   70.73
-------------------------------------- ------- ------- ------- -------
Operating Profit Before Depreciation
 and Amortization(1)                    1,062     978   1,931   1,522
-------------------------------------- ------- ------- ------- -------
Operating Profit                          722     775   1,288   1,137
-------------------------------------- ------- ------- ------- -------
Cash Flow Before Interest and Taxes(2)    308     450     651     661
-------------------------------------- ------- ------- ------- -------
Free Cash Flow(3)                         (47)    225     215     273
-------------------------------------- ------- ------- ------- -------
Subscriber Data (in 000's except
 Churn)
-------------------------------------- ------- ------- ------- -------
Gross Subscriber Additions                900     863   1,829   1,782
-------------------------------------- ------- ------- ------- -------
Average Monthly Subscriber Churn         1.58%   1.59%   1.51%   1.52%
-------------------------------------- ------- ------- ------- -------
Net Subscriber Additions                  128     125     363     380
-------------------------------------- ------- ------- ------- -------
Cumulative Subscribers                 16,316  15,513  16,316  15,513
-------------------------------------- ------- ------- ------- -------


    The second quarter 2007 operating profit before depreciation and amortization increased 9% to $1.06 billion primarily due to the gross profit on the higher revenues and a $25 million gain associated with the settlement of several hurricane related insurance claims. These increases were partially offset by higher costs for the increased number of new and existing customers adding HD and DVR services and converting to MPEG-4 HD equipment in the quarter. Operating profit in the quarter declined 7% to $722 million compared to the same period last year mostly due to increased depreciation expense associated with the capitalization of set-top boxes under the lease program which began in March of 2006.

    DIRECTV Latin America Segment

    In January 2007, The DIRECTV Group purchased Darlene's 14% ownership in DIRECTV Latin America, LLC, for $325 million in cash. As a result, The DIRECTV Group owns approximately 74% of the merged business in Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DIRECTV Latin America, had approximately 1.49 million subscribers as of June 30, 2007.

    Second Quarter Review

    In the second quarter of 2007, DIRECTV Latin America's net subscriber additions increased 83% to 141,000 primarily due to subscriber growth in Brazil, Venezuela and Colombia. Also contributing to the net subscriber increase was a decline in aggregate churn from 1.46% to 1.38% in the current quarter primarily due to lower churn in Brazil. The total number of DIRECTV subscribers in Latin America as of June 30, 2007 increased to 2.94 million compared to 1.73 million as of June 30, 2006 due to the 869,000 subscribers added as a result of the merger with Sky Brazil in the third quarter of 2006 as well as the new subscribers added throughout the region over the past year.



                                        Three Months     Six Months
DIRECTV Latin America                  Ended June 30,  Ended June 30,
                                       --------------- ---------------
Dollars in Millions except ARPU         2007    2006    2007    2006
-------------------------------------- ------- ------- ------- -------
Revenue                                  $409    $202    $778    $395
-------------------------------------- ------- ------- ------- -------
Average Monthly Revenue per Subscriber
 (ARPU) ($)                             47.51   39.78   46.04   39.62
-------------------------------------- ------- ------- ------- -------
Operating Profit Before Depreciation
 and Amortization(1)                       95      21     175      97
-------------------------------------- ------- ------- ------- -------
Operating Profit (Loss)                    41     (13)     57      31
-------------------------------------- ------- ------- ------- -------
Cash Flow Before Interest and Taxes(2)     44      (5)     78     (17)
-------------------------------------- ------- ------- ------- -------
Free Cash Flow(3)                          34      (5)     65     (16)
-------------------------------------- ------- ------- ------- -------
Subscriber Data (in 000's except
 Churn)
-------------------------------------- ------- ------- ------- -------
Gross Subscriber Additions                260     151     464     289
-------------------------------------- ------- ------- ------- -------
Average Monthly Subscriber Churn         1.38%   1.46%   1.39%   1.51%
-------------------------------------- ------- ------- ------- -------
Net Subscriber Additions(4) (000's)       141      77     229     139
-------------------------------------- ------- ------- ------- -------
Cumulative Subscribers(4) (000's)       2,940   1,732   2,940   1,732
-------------------------------------- ------- ------- ------- -------


    Revenues for DIRECTV Latin America more than doubled to $409 million in the quarter principally due to the consolidation of Sky Brazil's operations including significantly higher ARPU, as well as continued subscriber and ARPU growth at PanAmericana. The increase in DIRECTV Latin America's second quarter 2007 operating profit before depreciation and amortization to $95 million was primarily attributable to the consolidation of the Sky Brazil business and the gross profit generated from the higher revenues. DIRECTV Latin America's operating profit improved to $41 million as the higher operating profit before depreciation and amortization discussed above was partially offset by higher depreciation and amortization expense related to the tangible and intangible assets recorded as part of the Sky Brazil and Darlene transactions.

    CONFERENCE CALL INFORMATION

    A live webcast of The DIRECTV Group's second quarter 2007 earnings call will be available on the company's website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today August 9, 2007 and will be archived on our website at www.directv.com/investor. Access to the earnings call is also available by dialing (973) 582-2751. The confirmation code is 8962688.

    FOOTNOTES

    (1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of The DIRECTV Group's and DIRECTV Holdings LLC's Annual Reports on Form 10-K for the year ended December 31, 2006 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

    (2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions "Cash paid for property and equipment", "Cash paid for satellites", "Cash paid for subscriber leased equipment - subscriber acquisitions" and "Cash paid for subscriber leased equipment - upgrade and retention" from "Net cash provided by operating activities" from the Consolidated Statements of Cash Flows and adding back net interest paid and "Cash paid (refunded) for income taxes". This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers and for additional capital expenditures. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

    (3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions "Cash paid for property and equipment", "Cash paid for satellites", "Cash paid for subscriber leased equipment - subscriber acquisitions", and "Cash paid for subscriber leased equipment - upgrade and retention" from "Net cash provided by operating activities" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers and for additional capital expenditures. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

    (4) DIRECTV Latin America net and cumulative subscribers exclude subscribers of the Sky Mexico service but include the consolidated Sky Brazil subscribers.

    CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "estimate," "anticipate," "intend," "plan," "foresee," "project" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DTVLA operates; foreign currency exchange rates; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

    The DIRECTV Group (NYSE:DTV) is a world-leading provider of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, the DIRECTV Group provides digital television service to more than 16 million customers in the United States and over 4 million customers in Latin America.



THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                     2007      2006     2007    2006
                                   ------------------ ----------------

Revenues                             $4,135   $3,520   $8,043  $6,906
----------------------------------------------------------------------

Operating costs and expenses
  Costs of revenues, exclusive of
   depreciation and amortization
   expense
    Broadcast programming and
     other                            1,670    1,384    3,295   2,783
    Subscriber service expenses         306      267      608     515
    Broadcast operations expenses        81       75      156     146
  Selling, general and
   administrative expenses,
   exclusive of depreciation and
   amortization expense
    Subscriber acquisition costs        498      422      967   1,009
    Upgrade and retention costs         199      146      431     441
    General and administrative
     expenses                           248      250      523     488
  Gain on disposition of business         -        -        -     (57)
  Depreciation and amortization
   expense                              393      235      760     448
----------------------------------------------------------------------
Total operating costs and expenses    3,395    2,779    6,740   5,773
----------------------------------------------------------------------

Operating profit                        740      741    1,303   1,133

Interest income                          34       33       71      80
Interest expense                        (57)     (56)    (115)   (115)
Other, net                                7       (2)      17      20
----------------------------------------------------------------------

Income from continuing operations
 before income taxes and minority
 interests                              724      716    1,276   1,118

Income tax expense                     (287)    (257)    (503)   (418)
Minority interests in net earnings
 of subsidiaries                         (6)       -       (6)     (6)
----------------------------------------------------------------------

Income from continuing operations       431      459      767     694

Income from discontinued
 operations, net of taxes                17        -       17       -
----------------------------------------------------------------------

Net income                             $448     $459     $784    $694
======================================================================

Basic and diluted earnings per
 common share:
Income from continuing operations     $0.36    $0.36    $0.63   $0.53
Income from discontinued
 operations, net of taxes              0.01        -     0.01       -
----------------------------------------------------------------------
Basic and diluted earnings per
 common share                         $0.37    $0.36    $0.64   $0.53
======================================================================

Weighted average number of common
 shares outstanding (in millions)
  Basic                               1,217    1,257    1,222   1,302
  Diluted                             1,224    1,264    1,230   1,308




THE DIRECTV GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

                                                 June 30, December 31,
ASSETS                                             2007       2006
----------------------------------------------------------------------
Current assets
Cash and cash equivalents                          $1,938       $2,499
Short-term investments                                 49          170
Accounts receivable, net of allowances of $89
 and $66                                            1,184        1,345
Inventories                                           200          148
Deferred income taxes                                  96          166
Prepaid expenses and other                            228          228
----------------------------------------------------------------------

Total current assets                                3,695        4,556
Satellites, net                                     2,033        2,008
Property and equipment, net                         3,190        2,445
Goodwill                                            3,708        3,515
Intangible assets, net                              1,736        1,811
Investments and other assets                          803          806
----------------------------------------------------------------------

Total assets                                      $15,165      $15,141
======================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------
Current liabilities
Accounts payable and accrued liabilities           $2,710       $2,816
Unearned subscriber revenue and deferred credits      358          286
Short-term borrowings and current portion of
 long-term debt                                        25          220
----------------------------------------------------------------------

Total current liabilities                           3,093        3,322
Long-term debt                                      3,377        3,395
Deferred income taxes                                 450          315
Other liabilities and deferred credits              1,406        1,366
Commitments and contingencies
Minority interests                                      6           62
Stockholders' equity                                6,833        6,681
----------------------------------------------------------------------

Total liabilities and stockholders' equity        $15,165      $15,141
======================================================================




THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

                                                    Six Months Ended
                                                        June 30,
                                                  --------------------
                                                    2007       2006
------------------------------------------------- --------------------
Cash Flows From Operating Activities
Net income                                            $784       $694
Income from discontinued operations, net of taxes      (17)         -
------------------------------------------------- --------------------
Income from continuing operations                      767        694
Adjustments to reconcile income from continuing
 operations to net cash provided by operating
 activities:
  Depreciation and amortization                        760        448
  Gain on disposition of business                        -        (57)
  Net gain from sale of investments                      -        (14)
  Share-based compensation expense                      24         22
  Equity in earnings from unconsolidated
   affiliates                                          (17)        (6)
  Loss on disposal of fixed assets                       7         16
  Deferred income taxes and other                      205        374
Change in other operating assets and liabilities
  Accounts receivable, net                             197         81
  Inventories                                          (52)        82
  Prepaid expenses and other                             -         48
  Accounts payable and accrued liabilities            (145)      (387)
  Unearned subscriber revenue and deferred
   credits                                              71         (1)
  Other, net                                            39          -
------------------------------------------------- --------------------
Net cash provided by operating activities            1,856      1,300
------------------------------------------------- --------------------
Cash Flows From Investing Activities
Purchase of short-term investments                    (528)    (1,673)
Sale of short-term investments                         649      2,193
Cash paid for property and equipment                (1,234)      (629)
Cash paid for satellites                              (112)      (105)
Investment in companies                               (332)      (390)
Proceeds from sale of investments                        -        182
Other, net                                              35        (23)
------------------------------------------------- --------------------
Net cash used in investing activities               (1,522)      (445)
------------------------------------------------- --------------------
Cash Flows From Financing Activities
Repayment of debt                                     (215)        (2)
Net increase (decrease) in short-term borrowings         2         (1)
Repayment of other long-term obligations               (63)       (48)
Common shares repurchased and retired                 (697)    (2,682)
Stock options exercised                                 72         59
Excess tax benefit from share-based compensation         6          2
------------------------------------------------- --------------------
Net cash used in financing activities                 (895)    (2,672)
------------------------------------------------- --------------------
Net decrease in cash and cash equivalents             (561)    (1,817)
Cash and cash equivalents at beginning of the
 period                                              2,499      3,701
------------------------------------------------- --------------------
Cash and cash equivalents at the end of the
 period                                             $1,938     $1,884
------------------------------------------------- --------------------

Supplemental Cash Flow Information
Cash paid for interest                                $113       $114
Cash paid (refunded) for income taxes                  101        (15)




THE DIRECTV GROUP, INC.
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                     2007     2006     2007     2006
----------------------------------------------------------------------
DIRECTV U.S.
Revenues                           $ 3,726  $  3,319  $7,265  $ 6,512
Operating profit before
 depreciation and amortization (1)   1,062       978   1,931    1,522
Operating profit before
 depreciation and amortization
 margin (1)                           28.5%     29.5%   26.6%    23.4%
Operating profit                   $   722  $    775  $1,288  $ 1,137
Operating profit margin               19.4%     23.4%   17.7%    17.5%
Depreciation and amortization      $   340  $    203  $  643  $   385
Capital expenditures (2)               546       423   1,164      643

----------------------------------------------------------------------
DIRECTV LATIN AMERICA
Revenues                           $   409  $    202  $  778  $   395
Operating profit before
 depreciation and amortization (1)      95        21     175       97
Operating profit before
 depreciation and amortization
 margin (1)                           23.2%     10.4%   22.5%    24.6%
Operating profit (loss)            $    41  $    (13) $   57  $    31
Operating profit margin               10.0%        -     7.3%     7.8%
Depreciation and amortization      $    54  $     34  $  118  $    66
Capital expenditures (2)                82        41     141       70

----------------------------------------------------------------------
CORPORATE and OTHER
Revenues                           $     -  $     (1) $    -  $    (1)
Operating loss before depreciation
 and amortization (1)                  (24)      (23)    (43)     (38)
Operating loss                         (23)      (21)    (42)     (35)
Depreciation and amortization           (1)       (2)     (1)      (3)
Capital expenditures (2)                28         -      29        -

----------------------------------------------------------------------
TOTAL
Revenues                           $ 4,135  $  3,520  $8,043  $ 6,906
Operating profit before
 depreciation and amortization (1)   1,133       976   2,063    1,581
Operating profit before
 depreciation and amortization
 margin (1)                           27.4%     27.7%   25.6%    22.9%
Operating profit                   $   740  $    741  $1,303  $ 1,133
Operating profit margin               17.9%     21.1%   16.2%    16.4%
Depreciation and amortization      $   393  $    235  $  760  $   448
Capital expenditures (2)               656       464   1,334      713

======================================================================


(1) See footnote 1 on page 5.
(2) Capital expenditures include cash paid and amounts accrued during the period for property, equipment and satellites.




DIRECTV HOLDINGS LLC
CONSOLIDATED STATEMENTS OF
 OPERATIONS
(Dollars in Millions)
(Unaudited)

                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                     2007      2006     2007    2006
                                   ------------------ ----------------

Revenues                             $3,726   $3,319   $7,265  $6,512
----------------------------------------------------------------------

Operating costs and expenses
  Costs of revenues, exclusive of
   depreciation and amortization
   expense
    Broadcast programming and
     other                            1,513    1,315    2,996   2,646
    Subscriber service expenses         281      255      561     492
    Broadcast operations expenses        53       46      105      88
  Selling, general and
   administrative expenses,
   exclusive of depreciation and
   amortization expense
    Subscriber acquisition costs        447      401      879     969
    Upgrade and retention costs         197      144      423     437
    General and administrative
     expenses                           173      180      370     358
  Depreciation and amortization
   expense                              340      203      643     385
----------------------------------------------------------------------
Total operating costs and expenses    3,004    2,544    5,977   5,375
----------------------------------------------------------------------

Operating profit                        722      775    1,288   1,137

Interest income                          23       18       44      32
Interest expense                        (54)     (54)    (106)   (110)
Other, net                                1       (2)      (1)     (2)
----------------------------------------------------------------------

Income before income taxes              692      737    1,225   1,057

Income tax expense                     (276)    (282)    (484)   (404)
----------------------------------------------------------------------

Net income                             $416     $455     $741    $653
======================================================================




DIRECTV HOLDINGS LLC
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

                                                 June 30, December 31,
ASSETS                                             2007       2006
----------------------------------------------------------------------
Current assets
Cash and cash equivalents                          $1,534       $1,356
Accounts receivable, net of allowances of $78
 and $59                                            1,068        1,267
Inventories                                           194          140
Prepaid expenses and other                            179          146
----------------------------------------------------------------------

Total current assets                                2,975        2,909
Satellites, net                                     2,033        2,000
Property and equipment, net                         2,690        2,026
Goodwill                                            3,032        3,032
Intangible Assets, net                              1,396        1,546
Other assets                                          209          174
----------------------------------------------------------------------

Total assets                                      $12,335      $11,687
======================================================================

LIABILITIES AND OWNER'S EQUITY
----------------------------------------------------------------------
Current liabilities
Accounts payable and accrued liabilities           $2,161       $2,402
Unearned subscriber revenue and deferred credits      329          259
Current portion of long-term debt                      23           10
----------------------------------------------------------------------

Total current liabilities                           2,513        2,671
Long-term debt                                      3,377        3,395
Deferred income taxes                                 265          240
Other liabilities and deferred credits              1,031          993
Commitments and contingencies
Owner's equity                                      5,149        4,388
----------------------------------------------------------------------

Total liabilities and owner's equity              $12,335      $11,687
======================================================================




DIRECTV HOLDINGS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

                                                    Six Months Ended
                                                        June 30,
                                                   -------------------
                                                     2007      2006
----------------------------------------------------------------------
Cash Flows From Operating Activities
Net Income                                            $741       $653
  Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation and amortization expense            643        385
      Share-based compensation expense                  20         19
      Amortization of debt issuance costs                3          2
      Deferred income taxes and other                   50         83
    Change in other operating assets and
     liabilities
      Accounts receivable, net                         199         83
      Inventories                                      (54)        83
      Prepaid expenses and other                       (37)        (2)
      Other assets                                     (27)       (18)
      Accounts payable and accrued liabilities        (247)      (398)
      Unearned subscriber revenue and deferred
       credits                                          69         (1)
      Other liabilities and deferred credits            30         47
----------------------------------------------------------------------
Net Cash Provided by Operating Activities            1,390        936
----------------------------------------------------------------------
Cash Flows From Investing Activities
Cash paid for property and equipment                  (322)      (219)
Cash paid for subscriber leased equipment -
 subscriber acquisitions                              (359)      (199)
Cash paid for subscriber leased equipment -
 upgrade and retention                                (382)      (140)
Cash paid for satellites                              (112)      (105)
Other                                                   (1)        (3)
----------------------------------------------------------------------
Net Cash Used in Investing Activities               (1,176)      (666)
----------------------------------------------------------------------
Cash Flows From Financing Activities
Repayment of long-term debt                             (5)        (2)
Repayment of other long-term obligations               (35)       (34)
Excess tax benefit from share-based compensation         4          2
----------------------------------------------------------------------
Net Cash Used in Financing Activities                  (36)       (34)
----------------------------------------------------------------------
Net increase in cash and cash equivalents              178        236
Cash and cash equivalents at beginning of the
 period                                              1,356      1,165
----------------------------------------------------------------------
Cash and cash equivalents at end of the period      $1,534     $1,401
======================================================================

Supplemental Cash Flow Information
Cash paid for interest                                $104       $108
Cash paid for income taxes                             376        312




Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

----------------------------------------------------------------------
                          The DIRECTV Group
----------------------------------------------------------------------
     Reconciliation of Operating Profit Before Depreciation and
                  Amortization to Operating Profit(a)
----------------------------------------------------------------------
                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                     2007      2006    2007     2006
                                   --------- -------- ------- --------
                                          (Dollars in Millions)
Operating Profit Before
 Depreciation and Amortization       $1,133     $976  $2,063   $1,581
Subtract: Depreciation and
 amortization expense                   393      235     760      448
                                   ------------------ ----------------
Operating Profit                       $740     $741  $1,303   $1,133
                                   ================== ================


----------------------------------------------------------------------
(a)For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in The DIRECTV Group's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. This Form 10-Q is expected to be filed with the SEC in August 2007.
----------------------------------------------------------------------


----------------------------------------------------------------------
                          The DIRECTV Group
----------------------------------------------------------------------

Reconciliation of Cash Flow Before Interest and Taxes(2) and Free Cash
         Flow(3) to Net Cash Provided by Operating Activities
----------------------------------------------------------------------
                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                     2007      2006    2007     2006
                                   --------- -------- ------- --------
                                          (Dollars in Millions)
Cash Flow Before Interest and
 Taxes                                 $305     $400    $653     $585
Adjustments:
    Cash paid for interest              (58)     (53)   (113)    (114)
    Interest income                      34       33      71       80
    Income taxes refunded (paid)        (80)      17    (101)      15
----------------------------------------------------- ----------------
Subtotal - Free Cash Flow               201      397     510      566
Add Cash Paid For:
    Property and equipment              598      415   1,234      629
    Satellites                           58       48     112      105
                                   ------------------ ----------------
Net Cash Provided by Operating
 Activities                            $857     $860  $1,856   $1,300
                                   ================== ================

----------------------------------------------------------------------


----------------------------------------------------------------------
                        DIRECTV Latin America
----------------------------------------------------------------------

Reconciliation of Cash Flow Before Interest and Taxes(2) and Free Cash
         Flow(3) to Net Cash Provided by Operating Activities
----------------------------------------------------------------------
                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                     2007      2006    2007     2006
                                   --------- -------- ------- --------
                                          (Dollars in Millions)
Cash Flow Before Interest and
 Taxes                                  $44      ($5)    $78     ($17)
Adjustments:
    Cash paid for interest               (8)      (1)    (14)      (3)
    Interest income                       5        3      10        8
    Income taxes paid                    (7)      (2)     (9)      (4)
----------------------------------------------------- ----------------
Subtotal - Free Cash Flow                34       (5)     65      (16)
Add Cash Paid For:
    Property and equipment               82       40     141       70
                                   ------------------ ----------------
Net Cash Provided by Operating
 Activities                            $116      $35    $206      $54
                                   ================== ================

----------------------------------------------------------------------

(2) and (3) - See footnotes on pages 5 and 6 of this earnings release.




DIRECTV HOLDINGS LLC
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)


----------------------------------------------------------------------
       Reconciliation of Pre-SAC Margin(a) to Operating Profit
----------------------------------------------------------------------
                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                      2007     2006     2007    2006
                                   ---------- ------- -------- -------
                                          (Dollars in Millions)
Operating Profit                        $722    $775   $1,288  $1,137
Adjustments:
    Subscriber acquisition costs
     (expensed)                          447     401      879     969
    Depreciation and amortization
     expense                             340     203      643     385
    Cash paid for subscriber
     leased equipment - upgrade
     and retention                      (164)   (100)    (382)   (140)
                                   -----------------------------------
Pre-SAC margin(a)                     $1,345  $1,279   $2,428  $2,351
                                   ===================================
Pre-SAC margin as a percentage of
 revenue(a)                             36.1%   38.5%    33.4%   36.1%


----------------------------------------------------------------------

Reconciliation of Cash Flow Before Interest and Taxes(2) and Free Cash
         Flow(3) to Net Cash Provided by Operating Activities
----------------------------------------------------------------------
                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                      2007     2006     2007    2006
                                   ---------- ------- -------- -------
                                          (Dollars in Millions)
Cash Flow Before Interest and
 Taxes                                  $308    $450     $651    $661
Adjustments:
    Cash paid for interest               (55)    (50)    (104)   (108)
    Interest income                       23      18       44      32
    Income taxes paid                   (323)   (193)    (376)   (312)
----------------------------------------------------- ----------------
Subtotal - Free Cash Flow                (47)    225      215     273
Add Cash Paid For:
    Property and equipment               153     121      322     219
    Subscriber leased equipment -
     subscriber acquisitions             171     153      359     199
    Subscriber leased equipment -
     upgrade and retention               164     100      382     140
    Satellites                            58      48      112     105
                                   ------------------ ----------------
Net Cash Provided by Operating
 Activities                             $499    $647    1,390     936
                                   ================== ================

(2) and (3) - See footnotes on pages 5 and 6 of this earnings release.
----------------------------------------------------------------------

----------------------------------------------------------------------
(a) Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions "Subscriber acquisition costs" and "Depreciation and amortization expense" to "Operating Profit" from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of "Subscriber acquisition costs," management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.
The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.' operating performance to other communications, entertainment and media companies. The DIRECTV Group and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.' current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.
----------------------------------------------------------------------
                           SAC Calculation
----------------------------------------------------------------------
                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                      2007     2006     2007    2006
                                   ---------- ------- -------- -------
                                    (Dollars in Millions, Except SAC
                                                 Amounts)
Subscriber acquisition costs
 (expensed)                             $447    $401     $879    $969
Cash paid for subscriber leased
 equipment - subscriber
 acquisitions                            171     153      359     199
                                   -----------------------------------
Total acquisition costs                 $618    $554   $1,238  $1,168
                                   ===================================
Gross subscriber additions (000's)       900     863    1,829   1,782
Average subscriber acquisition
 costs-per subscriber (SAC)             $688    $642     $677    $656

    CONTACT: The DIRECTV Group, Inc.
             Darris Gringeri, 212-462-5136
             Investor Relations, 212-462-5200